UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 31, 2007
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FEDEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (901) 818-7500
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FEDERAL EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-7806

Delaware	71-0427007
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (901) 369-3600
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Items 1.01. Entry into a Material Definitive Agreement.
On May 31, 2007, FedEx Corporation’s wholly owned subsidiary Federal Express Corporation (“FedEx Express”) entered into an agreement with the Memphis-Shelby County Airport Authority (the “Authority”), under which FedEx Express will continue to lease property at the Memphis International Airport for its hub operations, including its primary sorting and handling facility, aircraft hangars, aircraft ramp areas, vehicle parking areas, flight training and fuel facilities, administrative offices and warehouse space.
The new agreement replaces the Consolidated and Restated Lease Agreement dated as of August 1, 1979 between the Authority and FedEx Express and the 27 supplements thereto, as well as four smaller lease agreements between the Authority and FedEx Express, under which FedEx Express leased substantially the same property on substantially similar terms and conditions.
The new agreement is effective for a period beginning on January 1, 2007 and ending on December 31, 2036. FedEx Express has the option to extend the agreement upon expiration of the initial term for two consecutive periods: the first ending on December 31, 2046, and the second ending on December 31, 2058. The aggregate area of the property being leased under the agreement is approximately 30.5 million square feet, and the aggregate annual rent payable under the agreement is approximately $6.8 million. On July 1, 2008, the aggregate annual rent payable under the agreement will increase to approximately $7.9 million. On July 1, 2013, and on every fifth anniversary of that date, the annual rent payable with respect to most of the leased property will increase by the lesser of 13% or the percentage the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor has increased during such five-year period. The agreement obligates FedEx Express to maintain and insure the leased property and to pay all related taxes, assessments and other charges. The agreement is subordinate to, and FedEx Express’s rights thereunder could be affected by, any future agreement between the Authority and the U.S. Government.
A copy of the new lease agreement will be filed as an exhibit to FedEx’s annual report on Form 10-K for the fiscal year ended May 31, 2007.
Item 1.02. Termination of a Material Definitive Agreement.
See Item 1.01 above regarding the termination, effective January 1, 2007, of the Consolidated and Restated Lease Agreement dated as of August 1, 1979 between the Authority and FedEx Express and the 27 supplements thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation
Date: June 5, 2007	By:	/s/ Marshall W. Witt
Marshall W. Witt
Staff Vice President and Corporate Controller

Federal Express Corporation
Date: June 5, 2007	By:	/s/ Jay L. Cofield
Jay L. Cofield
Vice President and Worldwide Controller

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